UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2009

EDDIE BAUER HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33070	42-1672352
(Commission File Number)	(IRS Employer Identification No.)

10401 NE 8TH Street, SUITE 500

BELLEVUE, WA 98004

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (425) 755-6544

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information contained in this Current Report, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 2.02	Results of Operations and Financial Condition.

On March 18, 2009, Eddie Bauer Holdings, Inc. (the “Company”) issued a press release announcing:

(1) certain unaudited financial information regarding the fourth quarter and fiscal year ended January 3, 2009;

(2) certain information regarding ongoing negotiations to amend the Company’s outstanding term loan; and

(3) that the Company filed a Notification of Late Filing on Form 12b-25 on March 18, 2009 for a 15-day extension to the time allowed for the filing of its Annual Report on Form 10-K.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference.

Item 7.01.	Regulation FD Disclosure.

The description of the status of negotiations regarding an amendment to the Company’s $225 million Amended and Restated Term Loan dated April 4, 2007 described in the press release referred to in Item 2.02, and the full press release attached as Exhibit 99.1 are incorporated herein by reference. Specifics of certain proposed terms of the amendment to the term loan are included in the Company’s Notification of Late Filing on Form 12b-25 filed by the Company on March 18, 2009. The amendment must be approved by a majority in principal amount outstanding of the term loan.

In conjunction with the term loan amendment, the Company also intends to engage in efforts to reduce its total indebtedness, including a possible restructuring, conversion or modification of its 5.25% Convertible Senior Notes Due 2014 or obtaining new capital to be used to pay down existing debt.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDDIE BAUER HOLDINGS, INC.
(Registrant)

Dated: March 18, 2009	By:	/s/ Freya R. Brier
Freya R. Brier
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated March 18, 2009